UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2015

BioMarin Pharmaceutical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro

San Rafael, CA 94901

(Address of Principal Executive Offices, Including Zip Code)

(415) 506-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2015, BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company” or “BioMarin”), amended and restated the Termination and Transition Agreement (the “Kuvan Agreement”) with Ares Trading, S.A., a corporation organized under the laws of Switzerland (“Merck Serono”), to provide for termination of the Development, License and Commercialization Agreement, dated May 13, 2005, as amended (the “License Agreement”) and transfer of certain purchased assets on a country-by-country basis following the transfer of certain regulatory approvals to BioMarin. The Kuvan Agreement was initially described in the Current Report on Form 8-K filed by BioMarin on October 2, 2015 and is incorporated by reference herein, except to the extent modified by the disclosure set forth herein.

Also on December 23, 2015, BioMarin amended the License Agreement to provide that the royalty on net sales by Merck Serono under the License Agreement will be increased to 75% for the period beginning January 1, 2016 and ending December 31, 2016 (the “License Agreement Amendment”).

The foregoing is a summary description of the terms of the Kuvan Agreement and the License Agreement Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the License Agreement Amendment and the Kuvan Agreement, which BioMarin intends to file as an exhibit to the Current Report on Form 8-K that will be filed when the Kuvan Agreement closes or BioMarin’s annual report on Form 10-K, respectively, with confidential terms redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC.

Date: December 28, 2015	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel & Secretary